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 MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Timothy Steward, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the Servicer’s activities during the calendar year 2019 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2. To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: February 21, 2020

Midland Loan Services, a division of

PNC Bank, National Association

/s/ Timothy Steward

Timothy Steward

Senior Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I
Credit Suisse First Boston Mortgage Securities Corp. and Credit Suisse Commercial Mortgage Securities Corp.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015‐C1
Master and Special Servicer of the 500 Fifth Avenue and St. Louis Premium Outlets loans under the JPMBB 2014‐C26 PSA.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015‐C2
Master and Special Servicer of the St Louis Premium Outlets loan under the JPMBB 2014‐C26 PSA.
Master Servicer of the 9200 & 9220 Sunset loan under the COMM 2015‐CCRE23 PSA
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015‐C3	Master Servicer
Master Servicer of the WPC Department Store Portfolio loan under the BAMLCM 2015‐UBS7 PSA.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015‐C4	Special Servicer
Master Servicer of the Arizona Grand Resort & Spa loan under the CSAIL 2015‐C3 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2016‐C5
Master Servicer of the Starwood Capital Extended Stay Portfolio loan under the CSAIL 2015‐C3 PSA.
Special Servicer of the Sheraton Lincoln Harbor Hotel loan under the WFCMT 2015‐C31 PSA
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2016‐C6
Master Servicer of the Starwood Capital Extended Stay Portfolio loan under the CSAIL 2015‐C3 PSA.
Special Servicer of the Quaker Bridge Mall loan under the JPMDB 2016‐C2 PSA
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2016‐NXSR
Master Servicer of the Federal Way Crossings, the 681 Fifth Avenue and the Wolfchase Galleria loans under the MSC 2016‐UBS12 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2017‐C8	Special Servicer
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2017‐CX9
Special Servicer on the 85 Broad Street loan under the CSAIL 2017‐C8 PSA.
Master and Special Servicer on the IC Leased Fee Hotel Portfolio loan under the UBS 2017‐C3 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2017‐CX10
Special Servicer on the Lehigh Valley Mall loan under the Benchmark 2018‐B1 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2018‐CX11	Master Servicer
Special Servicer on the Lehigh Valley Mall loan under the Benchmark 2018‐B1 PSA.
Special Servicer on the Moffett Towers II ‐ Building 2 loan under the WFCM 2018‐C43 PSA.
Master Servicer on The SoCal Portfolio under the CGCMT 2018‐B2 PSA.
Master Servicer on the Melbourne Hotel Portfolio loan under the UBS 2018‐C11 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2018‐CX12
Master Servicer on the Torrance Technology Campus and Orlando Airport Marriott Lakeside loans under the UBS 2018‐C11 PSA.
Master Servicer on the Hilton Clearwater Beach Resort & Spa loan under the CSAIL 2018‐CX11 PSA.
Master and Special Servicer on the Riverfront Plaza loan under the UBS 2018‐C12 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2018‐C14
Master Servicer on the Hilton Clearwater Beach Resort & Spa loan under the CSAIL 2018‐CX11 PSA.
Special Servicer on the Holiday Inn FiDi loan under the CGCMT 2018‐C6 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2019‐C15	Master and Special Servicer
Master Servicer on the Nebraska Crossing loan under the UBS 2018‐C14 Psa.
Special Servicer on the SITE JV Portfolio under the CSMC 2018‐SITE TSA.
Depositor	CSAIL 2019‐C16 Commercial Mortgage Trust	Series 2019‐C16	Master Servicer
Master and Special Servicer on the Darden Headquarters loan under the CSAIL 2019‐C15 PSA and on the SWVP Portfolio loan and the Kings Mountain Center loan under the BBCMS 2019‐C3 PSA.
Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019‐B10 PSA.
Depositor	CSAIL 2019‐C17 Commercial Mortgage Trust	Series 2019‐C17	Master & Special Servicer
Master Servicer on the Grand Canal Shoppes loan under the MSC 2019‐H7 PSA.
Master and Special Servicer on the Desert Marketplace loan under the CSAIL 2019‐C15 PSA.
Depositor	CSAIL 2019‐C18 Commercial Mortgage Trust	Series 2019‐C18	Master Servicer
Master and Special Servicer on the Farmers Insurance loan under the CSAIL 2019‐C17 PSA
Depositor	CSMC 2019‐UVIL	Series 2019‐UVIL	Master Servicer